                                                                                        Supplement A-3

                                                  National Grid Group plc
                                               Group profit and loss reserve
                                             for the year ended March 31, 2002

                                                        £m             $m
----------------------------------------------------------------------------------------------- ------------- ---------------

At April 1, 2001                                                                                     3,024.2         4,294.4

Exchange adjustments                                                                                  (58.3)          (82.8)

Tax on exchange adjustments                                                                             21.6            30.7

Transfer between reserves on issue of certain shares under share option schemes                       (11.3)          (16.0)

Prior Year Adjustment                                                                                (802.3)       (1,139.3)

Retained profit for the year                                                                         (757.9)       (1,076.2)

----------------------------------------------------------------------------------------------- ------------- ---------------
At March 31, 2002                                                                                    1,416.0         2,010.8
----------------------------------------------------------------------------------------------- ============= ===============

Reconciliation of Group profit and loss reserve to retained earnings under US GAAP

Group profit and loss reserve under UK GAAP at March 31, 2002                                        1,416.0         2,010.8

Adjustments to conform with US GAAP
  Total US GAAP adjustments to equity shareholders' funds                                              562.1           798.2
  Add back: shares held by employee share trusts                                                        45.7            64.9
  Transfer between reserves on issue of certain shares under share option schemes                       83.1           118.0

----------------------------------------------------------------------------------------------- ------------- ---------------
Retained earnings under US GAAP at March 31, 2002                                                    2,106.9 *       2,991.9
----------------------------------------------------------------------------------------------- ============= ===============

*  Includes cumulative other comprehensive income of £11.7m ($16.6m)

The profit and loss reserve is prepared under UK GAAP.  The amounts presented above in US dollars are by way of a convenience translation of UK sterling figures, based on the exchange rate at March 31, 2002 of $1.42 =£1

(PAGE)

                                                    National Grid Group plc
                                                 Group Profit and loss account
                                               for the year ended March 31, 2002

                                                                                                   £m                 $m
---------------------------------------------------------------------------------------     ---------------  --------------------

Turnover, including share of joint ventures                                                        4,660.3               6,617.6
Less: share of joint ventures' turnover (continuing operations)                                     (259.3)               (368.2)
---------------------------------------------------------------------------------------     ---------------  --------------------

Group turnover
                                                                                            ---------------  --------------------
  - continuing operations                                                                          3,921.9               5,569.1
  - acquisition                                                                                      479.1                 680.3
                                                                                            ---------------  --------------------
                                                                                                   4,401.0               6,249.4

Operating costs                                                                                  (3,893.6)             (5,528.9)
---------------------------------------------------------------------------------------     ---------------  --------------------

Operating profit of Group undertakings
                                                                                            ---------------  --------------------
  - continuing operations                                                                            505.7                 718.1
  - acquisition                                                                                        1.7                   2.4
                                                                                            ---------------  --------------------
                                                                                                     507.4                 720.5

Share of joint ventures' and associate's operating loss (continuing
operations)                                                                                        (636.8)               (904.3)
-------------------------------------------------------------------------------             ---------------  --------------------

Operating profit
                                                                                            ---------------  --------------------
- Before exceptional integration costs and goodwill amortisation                                     874.7               1,242.1
- Exceptional costs                                                                                (121.4)               (172.4)
- Impairment of investments in joint ventures and asociate                                         (792.3)             (1,125.1)
- Goodwill amortisation                                                                             (90.4)               (128.4)
                                                                                            ---------------  --------------------
Total operating profit (continuing operations, including acquisition)                              (129.4)               (183.8)

Exceptional profit relating to partial disposal of Energis                                            20.1                  28.5
Profit on disposal of investments                                                                     10.6                  15.1
Profit on disposal of tangible fixed assets                                                           22.0                  31.2
Net interest
                                                                                            ---------------  --------------------
  - Excluding exceptional item                                                                     (292.5)               (415.4)
  - Exceptional item                                                                                (92.5)               (131.4)
                                                                                            ---------------  --------------------
                                                                                                   (385.0)               (546.8)

---------------------------------------------------------------------------------------     ---------------  --------------------
Profit on ordinary activities before taxation - continuing operations                              (461.7)               (655.8)
Taxation
                                                                                            ---------------  --------------------
- Excluding exceptional items                                                                       (85.4)               (121.3)
- Exceptional items                                                                                   60.1                  85.3
                                                                                            ---------------  --------------------
                                                                                                    (25.3)                (36.0)

---------------------------------------------------------------------------------------     ---------------  --------------------
Profit on ordinary activities after taxation                                                       (487.0)               (691.8)
Minority interests
                                                                                            ---------------  --------------------
Equity                                                                                               (5.2)                 (7.4)
Non-equity                                                                                           (1.1)                 (1.6)
                                                                                            ---------------  --------------------
                                                                                                     (6.3)                 (9.0)

---------------------------------------------------------------------------------------     ---------------  --------------------
Profit for the year                                                                                (493.3)               (700.8)

Dividends                                                                                          (264.6)               (375.7)

---------------------------------------------------------------------------------------     ---------------  --------------------
Retained profit                                                                                    (757.9)             (1,076.5)

---------------------------------------------------------------------------------------     ===============  ====================

Reconciliation of net income to US GAAP

Profit for the year, excluding exceptional items                                                   (462.7)               (657.3)
Exceptional items after taxation                                                                    (30.6)                (43.5)
---------------------------------------------------------------------------------------     ---------------  --------------------
Net income under UK GAAP                                                                           (493.3)               (700.8)
---------------------------------------------------------------------------------------     ---------------  --------------------

Adjustments to conform with US GAAP
  Deferred taxation                                                                                    6.7                   9.5
  Pensions                                                                                            29.4                  41.7
  Share option schemes                                                                               (1.6)                 (2.3)
  Tangible fixed assets - depreciation on reversal of partial release of impairment
  provision                                                                                            3.4                   4.8
  Financial instruments                                                                             (82.8)               (117.6)
  Issue costs associated with EPICs                                                                  (1.8)                 (2.6)
  Carrying value of EPICs liability                                                                  203.1                 288.4
  Severance and integration costs                                                                     67.4                  95.7
  Recognition of UK transmission income                                                              (4.7)                 (6.7)
  Goodwill - effect of US GAAP adjustments                                                            78.4                 111.3
  Share of joint ventures' and associate's adjustments to conform with US GAAP                        37.0                  52.5
  Other                                                                                              (4.3)                 (6.1)

---------------------------------------------------------------------------------------     ---------------  --------------------
Total US GAAP adjustments                                                                            330.2                 468.6

--------------------------------------------------------------------------------------      ---------------  --------------------
--------------------------------------------------------------------------------------      ---------------  --------------------
Net income under US GAAP                                                                           (163.1)               (232.2)
---------------------------------------------------------------------------------------     ===============  ====================

The profit and loss account is prepared under UK GAAP.  The amounts presented above in US dollars are by way of a convenience translation of UK sterling figures, based on the exchange rate at March 31, 2002 of $1.42 =£1

(PAGE)

                                          National Grid Group plc
                                         Group cash flow statement
                                     for the year ended March, 31 2002

                                                                                   £m               $m
-------------------------------------------------------------------------------------------------------------

Net cash inflow from operating activities                                          1,255.4           1,782.7

Dividends from joint ventures                                                         12.8              18.2

Returns on investments and servicing of finance
                                                                          -----------------------------------
Interest received                                                                     56.3              79.9
Interest paid                                                                      (405.3)           (575.5)
Dividends paid to minority interests                                                 (8.5)            (12.1)
                                                                          -----------------------------------
-------------------------------------------------------------------------------------------------------------

Net cash outflow for returns on investments and servicing of finance               (357.5)           (507.7)

Taxation
Corporate tax paid                                                                   (7.3)            (10.4)

Capital expenditure
                                                                          -----------------------------------
Payments to acquire tangible fixed assets                                          (500.0)           (710.0)
Receipts of capital contributions                                                      7.8              11.1
Receipts from disposals of tangible fixed assets                                      27.8              39.5
                                                                          -----------------------------------
-------------------------------------------------------------------------------------------------------------
Net cash outflow for capital expenditure                                           (464.4)           (659.4)

Acquisitions and disposals
                                                                          -----------------------------------
Payments to acquire investments                                                     (49.7)            (70.6)
Receipts from disposal of investments                                                 36.5              51.8
Acquisition of Group undertakings                                                  (933.5)         (1,325.6)
                                                                          -----------------------------------
--------------------------------------------------------------------------------------------------------------
Net cash outflow for acquisitions and disposals                                    (946.7)         (1,344.4)

Equity dividends paid                                                              (229.5)           (325.9)

-------------------------------------------------------------------------------------------------------------

Net cash outflow before management of liquid resources and financing               (737.2)         (1,046.9)

Management of liquid resources
                                                                          -----------------------------------
Decrease in short term deposits                                                      336.2             477.4
                                                                          -----------------------------------
------------------------------------------------------------------------------------------------------------

Net cash inflow from the management of liquid resources                              336.2             477.4

Financing
                                                                          -----------------------------------
Issue of ordinary shares                                                              12.2              17.3
                                                                          -----------------------------------
New borrowings                                                                     3,414.4           4,848.4
Borrowings repaid                                                                (2,972.0)         (4,220.2)
                                                                          -----------------------------------
Increase in borrowings                                                               442.4             628.2
                                                                          -----------------------------------

------------------------------------------------------------------------------------------------------------
Net cash inflow from financing                                                       454.6             645.5

-------------------------------------------------------------------------------------------------------------
Movement in cash and overdrafts                                                       53.6              76.0
--------------------------------------------------------------------------===================================

Summary Group cash flow statement under US GAAP

Net cash provided by operating activities                                            902.1           1,281.0
Net cash used in investing activities                                             (1,199.7)         (1,703.6)
Net cash used in financing activities                                                221.5             314.5
-------------------------------------------------------------------------------------------------------------
Net decrease in cash and cash equivalents                                            (76.1)           (108.1)
Cash and cash equivalents at beginning of year                                       259.0             367.8
Exchange adjustments                                                                  (4.6)             (6.5)
-------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                                             178.3             253.2
--------------------------------------------------------------------------===================================

Cash and deposits per balance sheet                                                  212.6             301.9
Less: deposits with original maturities of more than three months                    (34.3)            (48.7)
-------------------------------------------------------------------------------------------------------------
Cash and cash equivalents                                                            178.3             253.2
--------------------------------------------------------------------------===================================

The cash flow statement is prepared under UK GAAP and the summary cash flow statement is prepared under US
GAAP.  The amounts presented above in US dollars are by way of a convenience translation of UK sterling figures, based on the exchange rate at March 31, 2002 of $1.42 =£1.

(PAGE)

                                              National Grid Group plc
                                                Group balance sheet
                                                 at March 31, 2002

                                                                                          £m               $m
---------------------------------------------------------------                     -------------- -----------------
Fixed assets
Intangible assets - goodwill                                                              2,113.0           3,000.5
Tangible assets                                                                           9,121.7          12,952.8
                                                                                    -------------- -----------------
Investments in joint ventures
- Share of gross assets                                                                     876.1           1,244.1
- Share of gross liabilities                                                              (675.9)           (959.8)
                                                                                    -------------- -----------------
- Share of net assets                                                                       200.2             284.3
- Loans to joint ventures                                                                    86.8             123.3
- Impairments of investments in joint ventures                                            (230.0)           (326.6)
                                                                                    -------------- -----------------
Investments in joint ventures (net of impairment)                                            57.0              81.0
Investment in associate (net of impairment)                                                     -                 -
Other investments                                                                           241.3             342.6
                                                                                    -------------- -----------------
Total investments                                                                           298.3             504.6
--------------------------------------------------------------------------
                                                                                    -------------- -----------------
                                                                                         11,533.0          16,457.9
--------------------------------------------------------------------------          -------------- -----------------
Current assets
Stocks                                                                                       56.1              79.7
Debtors (amounts falling due within one year)                                             1,527.9           2,169.6
Debtors (amounts falling due after one year)                                              4,054.4           5,757.2
Assets held for exchange                                                                     16.6              23.6
Investment held for resale                                                                   15.4              21.9
Cash and deposits                                                                           212.6             301.9
-----------------------------------------------------------------------------       -------------- -----------------
                                                                                          5,883.0           8,353.9

Creditors (amounts falling due within one year)
                                                                                    -------------- -----------------
Borrowings                                                                              (1,451.9)         (2,061.7)
Other creditors                                                                         (1,517.4)         (2,154.7)
                                                                                    -------------- -----------------
                                                                                      (2,969.3)         (4,216.4)
--------------------------------------------------------------------------          -------------- -----------------

Net current assets                                                                        2,913.7           4,137.5

--------------------------------------------------------------------------          -------------- -----------------
Total assets less current liabilities                                                    14,446.7          20,595.4

Creditors (amounts falling due after more than one year)

                                                                                    -------------- -----------------
Convertible bonds                                                                         (491.3)           (697.6)
Other borrowings                                                                        (6,510.1)         (9,244.3)
Other creditors                                                                         (1,116.6)         (1,585.6)
                                                                                    -------------- -----------------
                                                                                        (8,118.0)        (11,527.5)

Provisions for liabilities and charges
                                                                                    -------------- -----------------
Joint ventures
- Share of gross assets                                                                     296.3             420.7
- Share of gross liabilities                                                              (333.6)           (473.7)
                                                                                    -------------- -----------------
- Share of net liabilities                                                                 (37.3)            (53.0)
Other provisions                                                                        (2,997.0)         (4,255.7)
                                                                                    -------------- -----------------
                                                                                        (3,034.3)         (4,308.7)

--------------------------------------------------------------------------          -------------- -----------------
Net assets employed                                                                       3,294.4           4,759.2

--------------------------------------------------------------------------          ============== =================

Capital and reserves
Called up share capital                                                                     177.7             252.3
Share premium account                                                                     1,243.4           1,765.6
Merger reserve                                                                              359.5             510.5
Profit and loss account                                                              -------------- -----------------
Equity shareholders' funds                                                                3,196.6           4,539.1
Minority interests
                                                                                    -------------- -----------------
Equity                                                                                       19.1              27.1
Non-equity                                                                                   78.7             111.8
                                                                                    -------------- -----------------
                                                                                           97.8             138.9
--------------------------------------------------------------------------          -------------- -----------------
                                                                                        3,294.4           4,678.0

--------------------------------------------------------------------------          ============== =================

Reconciliation of equity shareholders' funds to US GAAP

Equity shareholders' funds under UK GAAP                                                  3,196.6           4,539.1

Adjustments to conform with US GAAP
 Deferred taxation                                                                          (51.7)            (73.4)
 Pensions                                                                                   216.5             307.4
 Shares held by employee share trusts                                                       (45.7)            (64.9)
 Ordinary dividends                                                                         169.0             240.0
 Tangible fixed assets                                                                      (38.2)            (54.2)
 Financial instruments                                                                      (81.5)           (115.7)
 Issue costs associated with EPICs                                                            1.9               2.7
 Carrying value of EPICs liability                                                          240.6             341.7
 Severance liabilitites                                                                      14.8              21.0
 Recognition of income                                                                      (21.7)            (30.8)
 Regulatory assets                                                                           34.4              48.8
 Goodwill                                                                                   105.1             149.2
 Share of joint ventures' and associate's  adjustments to conform with US GAAP               20.7              29.4
 Other adjustments                                                                           (1.8)             (2.5)

--------------------------------------------------------------------------          -------------- -----------------
Total US GAAP adjustments                                                                   562.5             798.7

--------------------------------------------------------------------------          -------------- -----------------
Equity shareholders' funds under US GAAP                                                  3,759.1           5,337.8
--------------------------------------------------------------------------          ============== =================

The balance sheet is prepared under UK GAAP.  The amounts presented above in US dollars are by way of a convenience translation of UK sterling figures, based on the exchange rate at March 31, 2002 of $1.42 =£1